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                                                                    Exhibit 99.1
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                     STATEMENT PURSUANT TO 18 U.S.C. ss.1350
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Pursuant to 18 U.S.C. ss.1350, each of the undersigned, in their respective capacity as the Chief Executive Officer or Chief Financial Officer of Mattress Discounters Corporation (the "Company"), certifies that this Quarterly Report on Form 10-Q for the period ended June 29, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company for such periods.

Date: August 13, 2002                        By:  /s/ Stephen Newton
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                                                  Stephen Newton
                                                  Chief Executive Officer

Date: August 13, 2002                        By:  /s/ Rick Frier
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                                                  Rick Frier
                                                  Chief Financial Officer